EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

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
                                       Jurisdiction of
Name                                     Incorporation         Date of Incorporation                Status
----                                     -------------         ---------------------                ------
Global Link Telecom Corporation            Delaware               March 28, 1994         Wholly-owned subsidiary

GTS Marketing, Inc.                        Delaware                April 3, 1995         Wholly-owned subsidiary

Global Telecommunication
Solutions (Canada) Inc.                   Winnipeg, Manitoba     December 6, 1995        Wholly-owned subsidiary

Centerpiece Communications, Inc.          New Jersey               June 16, 1996         Wholly-owned subsidiary

Networks Around The World, Inc.           New Jersey             February 1, 1994        Wholly-owned subsidiary

Global Telecommunications                Mexico, D.F.             January 6, 1998        Wholly-owned subsidiary
Solutions de Mexico

GTS Holding Corp., Inc.                    Delaware              November 16, 1998       Wholly-owned subsidiary

Teltime, Inc.                              Delaware              November 12, 1998       Wholly-owned subsidiary of

GTS Holding Corp., Inc.
Network Services System, Inc.              Delaware              November 17, 1998       Wholly-owned subsidiary of

GTS Holding Corp., Inc.
Network Services System, L.P.              Delaware              December 2, 1998        Network Services System,
                                                                                         Inc. is the General Partner
                                                                                         of GTS Marketing, Inc. is
                                                                                         the Limited Partner

Global Telecommunication                   Delaware              December 2, 1998        GTS Marketing, Inc. is the
Solutions, Inc.                                                                          General Partner and Network
                                                                                         Services System, Inc. is
                                                                                         the Limited Partner



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